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
        PRELIMINARY COPY                    EXHIBIT 99.1
AS FILED WITH THE SECURITIES AND
     EXCHANGE COMMISSION ON
        OCTOBER 2, 1997


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                       THE MERIDIAN RESOURCE CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 5, 1997



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of The Meridian Resource Corporation ("TMRC") hereby appoints Joseph
A. Reeves, Jr. and Michael J. Mayell, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of TMRC that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of TMRC to be held on November 5, 1997, at 9:00 a.m., Houston time, at the offices of Fulbright & Jaworski, L.L.P., 1301 McKinney St., Suite 5100, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated October 6, 1997:


(1) Proposal to approve and adopt the Agreement and Plan of Merger dated July 3, 1997, among TMRC, C Acquisition Corp., a wholly-owned subsidiary of TMRC ("Sub"), and Cairn Energy USA, Inc. ("Cairn "), pursuant to which Sub will merge with and into Cairn and each outstanding share of Cairn common stock will be converted into the right to receive 1.08 of shares of TMRC Common Stock.

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
FOR  AGAINST  ABSTAIN
[ ]    [ ]      [ ]
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(2) To consider and take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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
        PRELIMINARY COPY                    EXHIBIT 99.1
AS FILED WITH THE SECURITIES AND               CONTINUED
     EXCHANGE COMMISSION ON
        OCTOBER 2, 1997


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This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the Joint Proxy Statement/Prospectus dated October 6, 1997, is hereby acknowledged.


                                         ---------------------------------------

                                         ---------------------------------------
                                         Signature of Shareholder(s)

                                         Please sign your name exactly as it
                                         appears hereon. Joint owners must each
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give your full title
                                         as it appears thereon.

                                         Date:

       ----------------------------------------------------------------------- ,
                                         1997.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

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